UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2012 (June 8, 2012)

Date of Report (Date of earliest event reported)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7801 N. Capital of Texas Highway

Austin, Texas 78731

(Address of principal executive offices, including zip code)

512-501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pain Therapeutics, Inc. (the “Company”) approved cash bonuses for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the officers’ and the Company’s performance from mid 2011 to mid 2012 as well a salary increase for the Company’s President and Chief Executive Officer.

The Committee increased the base salary for Remi Barbier, President and Chief Executive Officer, was increased by the Committee to $700,000 per year from $650,000 per year.

The Committee approved cash bonus payments for the named executive officers were:

Name	Title	Bonus
Remi Barbier	President and Chief Executive Officer	$400,000
Nadav Friedmann, Ph.D., M.D.	Chief Medical and Operating Officer	$225,000
Peter S. Roddy	Vice President and Chief Financial Officer	$100,000
Grant L. Schoenhard, Ph.D.	Chief Scientific Officer	$125,000

On June 8, 2012, the Committee terminated a Milestone Compensation Program for the Company’s senior officers, including the named executive officers, which had been established on December 22, 2010. In addition, the Committee also terminated certain performance based stock awards under the 2008 Long Term Incentive Plan, established under the 2008 Equity Incentive Plan.

On June 8, 2008, the Committee established specific goals for the Company’s senior officers, including the named executive officers, under a Long Term Compensation Plan (the “LTCP”). The purpose of the LTCP is to advance the Company’s interests by providing performance based equity compensation to:

•	encourage senior executives to more closely identify with stockholders’ interests;

•	achieve operating and financial results consistent with the Company’s long range business plan; and

•	provide a vehicle to attract and retain key executives who are responsible for growing the Company’s business.

This program is subject to amendment or termination at any time by the Company’s Board or the Committee. Under the LTCP, the named executive officers are eligible to receive cash payments related to:

•	regulatory approval of the New Drug Application for REMOXY® (oxycodone ) Extended-Release Capsules CII (the “NDA Approval”), and

•	filing of a New Drug Application for a drug formulation of either (a) hydrocodone or (b) either hydromorphone or oxymorphone (a “NDA Filing”).

For the NDA Approval, Mr. Barbier would receive $400,000, Dr. Friedmann would receive $200,000, Mr. Roddy would receive $75,000 and Dr. Schoenhard would receive $100,000. For a NDA Filing, Mr. Barbier would receive $200,000, Dr. Friedmann would receive $100,000, Mr. Roddy would receive $25,000 and Dr. Schoenhard would receive $50,000. The LTCP also provides for performance-based stock awards within the terms of the Company’s 2008 Equity Incentive Plan.

The Committee also established two performance related goals tied to a specific confidential internal development program (the “Program”): (1) Program completion, and (2) an award to the Company of third party funding related to the Program (a “Program Award”). For Program completion, Mr. Barbier would receive $150,000, Dr. Friedmann would receive $75,000, Mr. Roddy would receive $25,000 and Dr. Schoenhard would receive $25,000. For a Program Award, Mr. Barbier would receive $250,000, Dr. Friedmann would receive $100,000, Mr. Roddy would receive $50,000 and Dr. Schoenhard would receive $25,000. The performance related goals for the Program also provide for performance based stock awards within the terms of the Company’s 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: June 22, 2012	By:	/s/ Peter S. Roddy

Peter S. Roddy
Vice President and Chief Financial Officer